Exhibit 99.1

Magnum Hunter Resources Corporation
Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements give effect to the Company’s sale of 100% of the capital stock of Eagle Ford Hunter. for total consideration valued at $422.1 million on April 24, 2013, the closing date of the sale and the associated paydown of debt under the Company's senior revolving credit facility (the "MHR Senior Revolving Credit Facility"). Capitalized terms used but not defined in these unaudited pro forma consolidated financial statements have the respective meanings given thereto in Items 2.01 and 7.01 of the Form 8-K to which such are an exhibit.

The unaudited pro forma balance sheet as of March 31, 2013 is based on our unaudited consolidated balance sheet as of March 31, 2013, included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, and gives effect to the transaction described above as if it occurred on March 31, 2013.

The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2013 is based on our unaudited consolidated statement of operations for the three months ended March 31, 2013, included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, and the Unaudited Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties sold by the Company to PVO&G, included herein, and gives effect to the transaction described above as if it occurred on January 1, 2012.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 is based on our audited consolidated statement of operations for the year ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the Statement of Revenues and Direct Operating Expenses of the Eagle Ford Properties sold by the Company to PVO&G, included in the Company's Current Report on Form 8-K as filed April 3, 2013, and gives effect to the transaction described above as if it occurred on January 1, 2012.

The unaudited pro forma consolidated financial statements presented herein have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only. These unaudited pro forma consolidated financial statements should be read in conjunction with our historical consolidated financial statements and related notes for the periods presented.

The unaudited pro forma consolidated financial statements presented herein are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated financial statements, and the actual recording of the transaction could differ. The unaudited pro forma consolidated financial statements presented herein are not necessarily indicative of the financial results that would have occurred had the transaction described above occurred on the date indicated and should not be viewed as indicative of operations in the future. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transaction discussed above and that the pro forma adjustments give appropriate effect to those assumptions.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2013
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$91,176	$53,345	A	$144,521
Restricted cash	1,500	-		1,500
Accounts receivable	125,597	-		125,597
Derivative assets	565	-		565
Inventory	12,961	-		12,961
Investments	2,737	42,300	A	45,037
Prepaid expenses and other assets	2,634	-		2,634
Assets held for sale - short term	222,500	(222,000)	A	500
Total current assets	459,670	(126,355)		333,315
Property and equipment:
Oil and natural gas properties, successful efforts method of accounting	1,715,678	-		1,715,678
Accumulated depletion, depreciation, and amortization, and accretion	(158,294)	-		(158,294)
Total oil and natural gas properties, net	1,557,384	-		1,557,384
Gas transportation, gathering, and processing equipment, net	231,270	-		231,270
Total property and equipment, net	1,788,654	-		1,788,654
Other assets:
Deferred financing costs, net of amortization	23,301	-		23,301
Derivatives and other assets	3,225	-		3,225
Intangible assets, net	8,477	-		8,477
Goodwill	30,602	-		30,602
Total assets	$2,313,929	$(126,355)		$2,187,574

The accompanying Notes are an integral part of these Unaudited Pro Forma Consolidated Financial Statements.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2013
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of notes payable	$4,346	$—		$4,346
Accounts payable	233,241	—		233,241
Revenue payable	25,969	—		25,969
Accrued liabilities	24,297	(390)	A	23,907
Derivatives and other liabilities	19,316	—		19,316
Liabilities associated with assets held for sale	143	(143)	A	-
Total current liabilities	307,312	(533)		306,779
Other liabilities:
Long-term debt	986,782	(325,000)	A	661,782
Asset retirement obligation	29,841	-		29,841
Deferred tax liability	69,034	-		69,034
Derivative liabilities	46,691	-		46,691
Other long term liabilities	5,537	-		5,537
Total liabilities	1,445,197	(325,533)		1,119,664

Redeemable preferred stock:
Series C Cumulative Perpetual Preferred Stock, cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 4,000,000 issued & outstanding as of March 31, 2013, with liquidation preference of $25.00 per share.	100,000	-		100,000
Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC, cumulative distribution rate of 8.0% per annum, 7,785,543 issued & outstanding as of March 31, 2013, with liquidation preference of $175,874 as of March 31, 2013	103,889	-		103,889

Shareholders’ equity:
Preferred Stock, 10,000,000 shares authorized
Series D Cumulative Perpetual Preferred Stock, cumulative dividend rate 8.0% per annum, 5,750,000 authorized, 4,424,889 issued & outstanding as of March 31, 2013, with liquidation preference of $50.00 per share	221,244	-		221,244
Series E Cumulative Convertible Preferred Stock, cumulative dividend rate 8.0% per annum, 12,000 shares authorized, 3,803 issued & 3,775 outstanding as of March 31, 2013, with liquidation preference of $25,000 per share	95,069			95,069
Common stock, $0.01 par value; 350,000,000 shares authorized, 170,600,856 and 169,685,904 shares issued & outstanding, respectively, as of March 31, 2013	1,706	-		1,706
Exchangeable common stock, par value $0.01 per share, 4,000 issued & outstanding as of March 31, 2013	-	-		-
Additional paid in capital	719,936	-		719,936
Accumulated deficit	(365,169)	199,178	A	(165,991)
Accumulated other comprehensive loss	(13,635)	-		(13,635)
Treasury stock, at cost:
Series E Cumulative Preferred Stock, 81 shares as of March 31, 2013	(2,030)	-		(2,030)
Common stock, 914,952 shares as of March 31, 2013	(1,914)	-		(1,914)
Total Magnum Hunter Resources Corporation shareholders’ equity	655,207	199,178		854,385
Non-controlling interest	9,636	-		9,636
Total shareholders’ equity	664,843	199,178		864,021
Total liabilities and shareholders’ equity	$2,313,929	$(126,355)		$2,187,574
The accompanying Notes are an integral part of these Unaudited Pro Forma Consolidated Financial Statements.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Oil and gas sales	$78,432	$(25,866)	B	$52,566
Gas transportation, gathering, and processing	15,896	-		15,896
Oilfield services	3,693	-		3,693
Gain on sale of assets and other revenue	23	-		23
Total revenue	98,044	(25,866)		72,178

Expenses:
Lease operating expenses	13,901	(1,770)	B	12,131
Severance taxes and marketing	4,641	(1,448)	B	3,193
Exploration and abandonments	29,783	-		29,783
Gas transportation, gathering, and processing	13,431	-		13,431
Oilfield services	3,335	-		3,335
Depreciation, depletion, amortization, and accretion	35,092	(6,038)	C	29,054
General and administrative	22,306	-		22,306
Total expenses	122,489	(9,256)		113,233

Operating loss	(24,445)	(16,610)		(41,055)

Other income (expense):
Interest income	111	-		111
Interest expense	(18,751)	2,126	D	(16,625)
Loss on derivative contracts	(7,491)	-		(7,491)
Other income	1,022	-		1,022
Total other income (expense)	(25,109)	2,126		(22,983)
Loss from continuing operations before income tax	(49,554)	(14,484)		(64,038)
Income tax benefit	4,854	-	E	4,854
Net loss	(44,700)	(14,484)		(59,184)
Weighted average number of common shares outstanding, basic and diluted	169,624,616			169,624,616
Loss from continuing operations per share, basic and diluted	$(0.34)			$(0.43)

The accompanying Notes are an integral part of these Unaudited Pro Forma Consolidated Financial Statements.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Oil and gas sales	$245,394	$(72,111)	B	$173,283
Gas transporation, gathering, and processing	13,040	-		13,040
Oilfield services	12,333	-		12,333
Gain on sale of assets and other revenue	204	-		204
Total revenue	270,971	(72,111)		198,860

Expenses:
Lease operating expenses	51,359	(6,023)	B	45,336
Severance taxes and marketing	15,046	(4,259)	B	10,787
Exploration and abandonments	117,216	-		117,216
Gas transporation, gathering, and processing	8,028	-		8,028
Oilfield services	10,037	-		10,037
Impairment of unproved oil and gas properties	4,096	-		4,096
Depreciation, depletion, amortization and accretion	135,846	(35,946)	C	99,900
General and administrative	64,388	-		64,388
Total expenses	406,016	(46,228)		359,788

Operating loss	(135,045)	(25,883)		(160,928)

Other income (expense):
Interest income	230	-		230
Interest expense	(51,846)	6,390	D	(45,456)
Gain on derivative contracts	22,239	-		22,239
Other income	2,046	-		2,046
Total other income (expense)	(27,331)	6,390		(20,941)
Loss from continuing operations before income tax	(162,376)	(19,493)		(181,869)
Income tax benefit	23,016	-	E	23,016
Loss from continuing operations, net of tax	(139,360)	(19,493)		(158,853)
Weighted average number of common shares outstanding, basic and diluted	155,743,418			155,743,418
Loss from continuing operations per share, basic and diluted	$(1.09)			$(1.22)

Amounts attributable to Magnum Hunter Resources Corporation:
Loss from continuing operations, net of tax	$(135,347)	$(19,493)		$(154,840)

The accompanying Notes are an integral part of these Unaudited Pro Forma Consolidated Financial Statements.

Magnum Hunter Resources Corporation
Notes to Unaudited Pro Forma Consolidated Financial Statements

A.
To record the sale of 100% of the capital stock of Eagle Ford Hunter for consideration valued at $422.1 million on April 24, 2013, the closing date of the sale, the associated paydown of debt under the MHR Senior Revolving Credit Facility, and the elimination of $390,000 in accrued interest expense on the MHR Senior Revolving Credit Facility. Consideration received consisted of $379.8 million in cash, after customary initial purchase price adjustments, and 10.0 million shares of common stock of Penn Virginia Corporation, valued at approximately $42.3 million based on Penn Virginia’s quoted closing stock price on April 24, 2013 of $4.23. A gain of approximately $199.2 million is reflected in accumulated deficit for the Eagle Ford Hunter transaction as the difference in the consideration received and net assets sold. The following is a summary of the pro forma adjustment to cash:

Cash consideration received, after customary purchase price adjustments	$379,756
Cash used to pay down MHR Senior Revolving Credit Facility	(325,000)
Cash used to pay accrued interest	(390)
Transaction costs	(1,021)
Pro forma adjustment to cash	$53,345

B.	The elimination of revenues and expenses attributable to the assets sold in the transaction during the period indicated.

C.
Adjusts depreciation, depletion and amortization (“DD&A”) for (1) the reduction in DD&A related to the production volumes attributable to the properties sold and (2) the revision to the Company's DD&A rate related to the reduction in capitalized costs resulting from the transaction. The pro forma DD&A rate averaged $45.51 per BOE for the three months ended March 31, 2013 and $46.82 per BOE for the year ended December 31, 2012. In accordance with ASC 360, once the assets to be sold were identified as held for sale during February 2013, no further DD&A was booked for the assets. Accretion expense is reduced by the amount associated with the properties sold.

D.
The adjustment to interest expense to reflect the use of net proceeds from the transaction to paydown debt under the MHR Senior Revolving Credit Facility as if it had occurred January 1, 2012. The MHR Senior Revolving Credit Facility had an interest rate of 2.96% and 3.56% at March 31, 2013 and December 31, 2012, respectively.

E.	The transaction did not result in income tax adjustments as it is expected that the taxable gain will be offset by available net operating losses.

Summary Pro Forma Oil, Gas and Natural Gas Reserves Data (Unaudited)

The table sets forth summary pro forma reserve data at December 31, 2012, which give effect to the transaction.

Estimated Quantities of Oil and Natural Gas Reserves at December 31, 2012

	Historical	Pro Forma Adjustments	Pro Forma
Proved Reserves
Crude Oil and Liquids (MBbl)	45,952	(11,544)	34,408
Gas (MMcf)	162,621	(2,933)	159,688
Total (MBOE)	73,056	(12,033)	61,023
Proved Developed Reserves
Crude Oil and Liquids (MBbl)	22,617	(4,210)	18,407
Gas (MMcf)	125,527	(1,133)	124,394
Total (MBOE)	43,538	(4,399)	39,139

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2012 (in thousands)

	Historical	Pro Forma Adjustments	Pro Forma
Future cash inflows	$4,248,384	$(1,108,293)	$3,140,091
Future production costs	(1,520,260)	282,400	(1,237,860)
Future development costs	(603,809)	237,252	(366,557)
Future income tax expense	(230,500)	-	(230,500)
Future net cash flows	1,893,815	(588,641)	1,305,174
10% annual discount for estimated timing of cash flows	(1,046,162)	347,904	$(698,258)
Standardized measure of discounted future net cash flows	$847,653	$(240,737)	$606,916

Future income tax expense was excluded as immaterial.